SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2009

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As clarification to slide 26, “Kuvan Patient Starts by Month,” in the webcast presentation at the J.P. Morgan Healthcare Conference on January 14, 2009, starting in October 2008, some patients indicated in the commercial patient starts continued from the starter program. The graph was intended to indicate the number of patients entering each program and some patients first entered the starter program and subsequently became commercial patients. Specifically, 13 of the 39 commercial patient starts in October, 20 of the 47 commercial patient starts in November and 39 of the 43 commercial patient starts in December previously started taking Kuvan through the starter program and were included as such in prior months.

Net of patients initiating commercial therapy as rollovers from the starter program, there were 106 new patient starts in October, 144 in November and 147 in December, showing notable acceleration from previous months and confirming that a significant portion of starter program patients do convert to commercial drug.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: January 16, 2009	By:	/s/Eric Davis
G. Eric Davis
Vice President, General Counsel